SENSATA TECHNOLOGIES REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS
Swindon, United Kingdom – April 29, 2020 - Sensata Technologies (NYSE: ST), a global industrial technology company and a leading provider of sensor-rich solutions that create insights for customers, today announced financial results for its first quarter ended March 31, 2020.
Operating results for the first quarter of 2020 compared to the first quarter of 2019 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:

•	Revenue was $774.3 million, a decrease of $96.2 million, or 11.1%, compared to $870.5 million in the three months ended March 31, 2019.

•	Revenue declined 10.4% on an organic basis, which excludes the (0.7%) effect from foreign currency exchange rates versus the prior year period.
Operating income:

•	Operating income was $58.6 million (7.6% of revenue), a decrease of $84.0 million, or 58.9%, compared to $142.6 million (16.4% of revenue) in the three months ended March 31, 2019.

•	Adjusted operating income was $136.7 million (17.7% of revenue), a decrease of $51.9 million, or 27.5%, compared to $188.6 million (21.7% of revenue) in the three months ended March 31, 2019.
Earnings per share:

•	Earnings per share were $0.05, a decrease of 90.4% compared to $0.52 per share in the three months ended March 31, 2019.

•	Adjusted earnings per share were $0.53, a decrease of 37.6% compared to $0.85 per share in the three months ended March 31, 2019.

•	Changes in foreign currency exchange rates decreased Sensata's adjusted earnings per share by $0.01 in the first three months of 2020 compared to the prior year period.

"We are in a period of unprecedented market upheaval as individuals, communities and companies have implemented shelter in place protocols to prevent the spread of COVID-19," said Jeff Cote, CEO and President of Sensata. "Our primary goals are to continue to protect our employees and our business, and deliver for our customers. We have significant financial flexibility, long-standing customer relationships and long-cycle designs, all of which will enable us to pass through this market turmoil and emerge stronger as markets normalize. Although we are facing challenging market conditions, looking ahead, our strong base of new business wins will enable us to sustain attractive end-market outgrowth that we continued to generate in the first quarter and we will responsibly align our cost structure to the market-driven demand for our products."

Sensata generated $98.5 million of operating cash flow in the first quarter of 2020, compared to $112.7 million in the first quarter of 2019. The Company's free cash flow totaled $69.0 million in the first quarter of 2020 compared to $71.0 million in the first quarter of 2019.
During the first quarter of 2020, Sensata repurchased approximately 0.9 million ordinary shares for total consideration of $35.2 million as part of its existing share repurchase program, leaving approximately $302.3 million available for future share repurchases as of quarter end. On April 2, 2020 however, management temporarily suspended the share repurchase program to enhance the Company's financial flexibility.
Segment Performance

	For the three months ended March 31,
$ in 000s	2020	2019
Performance Sensing revenue	$568,689	$640,028
Performance Sensing operating income	129,062	150,509
% of Performance Sensing revenue	22.7%	23.5%

Sensing Solutions revenue	$205,580	$230,471
Sensing Solutions operating income	55,949	74,969
% of Sensing Solutions revenue	27.2%	32.5%
Performance Sensing reported a 22.7% operating margin in the three months ended March 31, 2020. Excluding the impact of changes in foreign currency exchange rates, Performance Sensing's operating margin was 22.3%. Sensing Solutions reported a 27.2% operating margin in the three months ended March 31, 2020. Excluding the impact of changes in foreign currency exchange rates, Sensing Solutions' operating margin was 26.7%.
Guidance Withdrawal
"On April 2, 2020, Sensata withdrew its financial guidance for the first quarter and full year 2020 due to the heightened uncertainty related to the COVID-19 pandemic," said Paul Vasington, CFO of Sensata. “We are working closely with our customers to serve their essential production needs, and we have taken decisive actions to control and reduce operating costs while further enhancing our financial flexibility. This included cutting discretionary spend and capital expenditures, instituting global indirect pay cuts and furloughs and drawing on our revolver to enhance our cash balances. As economic conditions remain uncertain for the foreseeable future, we are not able to provide guidance regarding our financial performance other than to note that we expect revenue in the second quarter to be significantly lower than in the first quarter. As our customers reopen their operations, we will scale up our production to meet their needs, while closely adhering to Federal, State and local restrictions and guidelines."
Conference Call & Webcast
Sensata will conduct a conference call today at 8:00 AM eastern time to discuss its first quarter financial results and qualitative factors that will impact its near-term outlook. The dial-in numbers for the call are 1-844-784-1726 or +1-412-380-7411. Caller should reference the "Sensata first quarter 2020 earnings conference call." A live webcast and a replay of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until May 6, 2020. To access the replay dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 10142559.

About Sensata Technologies
Sensata Technologies is a leading industrial technology company that develops sensors, sensor-based solutions, including controllers and software, and other mission-critical products to create valuable business insights for customers and end users. For more than 100 years, Sensata has provided a wide range of customized, sensor-rich solutions that address complex engineering requirements to help customers solve difficult challenges in the automotive, heavy vehicle & off-road, industrial and aerospace industries. With more than 21,000 employees and operations in 11 countries, Sensata’s solutions help to make products safer, cleaner and more efficient, more electrified, and more connected. For more information, please visit Sensata’s website at www.sensata.com.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, and segment operating margin measured on a constant currency basis. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods and measured on either a reported, constant currency, or an organic basis, the latter of which excludes the net impact of acquisitions and divestitures for the 12-month period following the respective transaction date(s) and the effect of foreign currency exchange rate differences between the comparative periods. Such changes are also considered non-GAAP measures.
Adjusted net income is defined as net income, determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are described in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income is defined as operating income, determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are described in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with U.S. GAAP, less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Safe Harbor Statement
This earnings release contains "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words or phrases such as: “believe,” “continue,” “expect,” “look ahead,” “predict,” or “will,” and other words and phrases of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters, together with any statements related in any way to the COVID-19 pandemic including its impact on the Company. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this earnings release, including, without limitation, the following: future risks and existing uncertainties associated with the COVID-19 pandemic, which continues to have a significant adverse impact on our operations including, depending on the specific location, full or partial shutdowns of our facilities as mandated by government decree, government actions limiting our ability to adjust certain costs, significant travel restrictions, “work-from-home” orders, limited availability of our workforce, supplier constraints, supply chain interruptions, logistics challenges and limitations, and reduced demand from certain customers; uncertainties associated with a protracted economic slowdown that could negatively affect the financial condition of our customers and suppliers; uncertainties and volatility in the global capital markets; political, economic, military and other risks in countries outside of the United States; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, trade disputes, treaties and tariffs, including those affecting China, on the Company’s business operations; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; the Company’s ability to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s ability to continue to conceive, design, manufacture and market new products and upon continuing market acceptance of its existing and future product lines; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial covenants under its credit arrangements; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions or other laws; cybersecurity threats or incidents that could arise on our information technology systems that could disrupt business operations and adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions; any difficulties in protecting the Company’s intellectual property rights; and litigation, customer claims, product recalls, governmental investigations, criminal liability or environmental matters. In addition, the extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable.
A further description of these uncertainties and other risks can be found in the Company's 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the SEC. Copies of our filings are available from our Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended
	March 31, 2020	March 31, 2019
Net revenue	$774,269	$870,499
Operating costs and expenses:
Cost of revenue	566,406	580,806
Research and development	34,453	35,096
Selling, general and administrative	77,221	70,549
Amortization of intangible assets	33,092	36,143
Restructuring and other charges, net	4,498	5,309
Total operating costs and expenses	715,670	727,903
Operating income	58,599	142,596
Interest expense, net	(39,403)	(39,253)
Other, net	(12,281)	3,189
Income before taxes	6,915	106,532
(Benefit from)/provision for income taxes	(1,516)	21,467
Net income	$8,431	$85,065

Net income per share:
Basic	$0.05	$0.52
Diluted	$0.05	$0.52

Weighted-average ordinary shares outstanding:
Basic	157,599	163,247
Diluted	158,385	164,521

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$802,971	$774,119
Accounts receivable, net of allowances	536,416	557,874
Inventories	514,274	506,678
Prepaid expenses and other current assets	115,887	126,981
Total current assets	1,969,548	1,965,652
Property, plant and equipment, net	824,553	830,998
Goodwill	3,093,598	3,093,598
Other intangible assets, net	738,244	770,904
Deferred income tax assets	27,293	21,150
Other assets	159,582	152,217
Total assets	$6,812,818	$6,834,519

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, finance lease and other financing obligations	$7,095	$6,918
Accounts payable	345,787	376,968
Income taxes payable	19,390	35,234
Accrued expenses and other current liabilities	248,789	215,626
Total current liabilities	621,061	634,746
Deferred income tax liabilities	247,960	251,033
Pension and other post-retirement benefit obligations	33,716	36,100
Finance lease and other financing obligations, less current portion	28,280	28,810
Long-term debt, net	3,220,359	3,219,885
Other long-term liabilities	123,645	90,190
Total liabilities	4,275,021	4,260,764
Total shareholders’ equity	2,537,797	2,573,755
Total liabilities and shareholders’ equity	$6,812,818	$6,834,519

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the three months ended
	March 31, 2020	March 31, 2019
Cash flows from operating activities:
Net income	$8,431	$85,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34,679	27,208
Amortization of debt issuance costs	1,631	1,836
Share-based compensation	6,084	5,940
Amortization of intangible assets	33,092	36,143
Deferred income taxes	(4,100)	5,113
Loss on litigation judgment	29,200	—
Unrealized loss on derivative instruments and other	11,040	6,204
Changes in operating assets and liabilities	(21,513)	(54,816)
Net cash provided by operating activities	98,544	112,693

Cash flows from investing activities:
Acquisitions, net of cash received	—	(1,681)
Additions to property, plant and equipment and capitalized software	(29,547)	(41,690)
Other	(3,289)	1,000
Net cash used in investing activities	(32,836)	(42,371)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	709	5,813
Payments of employee restricted stock tax withholdings	(15)	(275)
Payments on debt	(2,375)	(4,157)
Payments to repurchase ordinary shares	(35,175)	(150,749)
Payments of debt and equity issuance costs	—	(1,269)
Net cash used in financing activities	(36,856)	(150,637)
Net change in cash and cash equivalents	28,852	(80,315)
Cash and cash equivalents, beginning of period	774,119	729,833
Cash and cash equivalents, end of period	$802,971	$649,518

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	Three months ended March 31,
	2020	2019
Performance Sensing	73.4%	73.5%
Sensing Solutions	26.6%	26.5%
Total	100.0%	100.0%

(percent of total revenue)	Three months ended March 31,
	2020	2019
Americas	43.9%	43.1%
Europe	29.4%	29.4%
Asia/Rest of World	26.7%	27.5%
Total	100.0%	100.0%

(percent of total revenue)	Three months ended March 31,
	2020	2019
Automotive*	57.6%	57.8%
Heavy vehicle and off-road	16.9%	17.0%
Appliance and heating, ventilation and air-conditioning	5.9%	5.9%
Industrial	10.4%	10.6%
Aerospace	5.4%	4.9%
All other	3.8%	3.8%
Total	100.0%	100.0%

*	Includes amounts reflected in the Sensing Solutions segment as follows: $8.2 million and $11.4 million of revenue in the three months ended March 31, 2020 and 2019, respectively.
End Market Growth (Unaudited)

	For the three months ended March 31, 2020
	Reported Growth	Organic Growth	End Market Growth
Automotive	(11.0%)	(10.4%)	(19.5%)	*
Heavy vehicle and off-road	(11.5%)	(10.7%)	(20.0%)
* Excludes Toyota, adjusted for Sensata's geographic mix.

The following unaudited tables reconcile Sensata’s GAAP to non-GAAP financial measures for the three months ended March 31, 2020 and 2019. Amounts presented in these tables may not appear to sum due to the effect of rounding.

($ in thousands, except per share amounts)	For the three months ended March 31, 2020
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$58,599	7.6%	$(1,516)	$8,431	$0.05
Non-GAAP adjustments:
Restructuring related and other (1)	43,757	5.7%	(9,269)	38,188	0.24
Financing and other transaction costs	1,734	0.2%	—	1,734	0.01
Step-up depreciation and amortization	32,271	4.2%	—	32,271	0.20
Deferred loss on derivative instruments	309	—%	—	5,884	0.04
Amortization of debt issuance costs	—	—%	—	1,631	0.01
Deferred taxes and other tax related	—	—%	(4,931)	(4,931)	(0.03)
Total adjustments	78,071	10.1%	(14,200)	74,777	0.47
Adjusted (non-GAAP)	$136,670	17.7%	$12,684	$83,208	$0.53

(1)
Includes a $29.2 million loss recorded through cost of revenue in the first quarter of 2020 related to a judgment against us in an intellectual property litigation with Wasica Finance Gmbh. We continue to deny any wrongdoing and will appeal the decision. Refer to our first quarter 2020 Form 10-Q for additional information regarding this litigation.

($ in thousands, except per share amounts)	For the three months ended March 31, 2019
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$142,596	16.4%	$21,467	$85,065	$0.52
Non-GAAP adjustments:
Restructuring related and other	8,046	0.9%	(400)	7,646	0.05
Financing and other transaction costs	2,954	0.3%	—	2,954	0.02
Step-up depreciation and amortization	35,501	4.1%	—	35,501	0.22
Deferred gain on derivative instruments	(545)	(0.1%)	—	(1,668)	(0.01)
Amortization of debt issuance costs	—	—%	—	1,836	0.01
Deferred taxes and other tax related	—	—%	7,953	7,953	0.05
Total adjustments	45,956	5.3%	7,553	54,222	0.33
Adjusted (non-GAAP)	$188,552	21.7%	$13,914	$139,287	$0.85

The following unaudited table identifies where in the Condensed Consolidated Statements of Operations the adjustments to reconcile operating income and net income to adjusted operating income and adjusted net income were recorded for the three months ended March 31, 2020 and 2019:

($ in thousands)	Three months ended March 31,
	2020	2019

Cost of revenue (1)	$35,994	$4,776
Selling, general and administrative	6,182	1,482
Amortization of intangible assets	31,397	34,389
Restructuring and other charges, net	4,498	5,309
Operating income adjustments	78,071	45,956
Interest expense, net	1,631	1,836
Other, net	9,275	(1,123)
(Benefit from)/provision for income taxes	(14,200)	7,553
Net income adjustments	$74,777	$54,222

(1)
Includes a $29.2 million loss recorded in the first quarter of 2020 related to a judgment against us in an intellectual property litigation with Wasica Finance Gmbh. We continue to deny any wrongdoing and will appeal the decision. Refer to our first quarter 2020 Form 10-Q for additional information regarding this litigation.

Cash Flow Reconciliation
Reconciliation of net cash provided by operating activities to free cash flow

($ in thousands)	Three months ended March 31,		% Change
	2020	2019
Net cash provided by operating activities	$98,544	$112,693	(12.6%)
Additions to property, plant and equipment and capitalized software	(29,547)	(41,690)	29.1%
Free cash flow	$68,997	$71,003	(2.8%)

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Contacts:

Investors:	Media:
Jacob Sayer	Alexia Taxiarchos
(508) 236-1666	(508) 236-1761
jsayer@sensata.com	ataxiarchos@sensata.com